                                                                   EXHIBIT 10.4


===============================================================================




                                 SPECTRX, INC.



                                --------------


                                Note and Warrant

                               Purchase Agreement



                                --------------


                                November 6, 1995




===============================================================================

                          TABLE OF CONTENTS

                                                                  Page
                                                                  ----
1.   The Notes and the Warrants. . . . . . . . . . . . . . . . . . 1

     1.1  The Notes. . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2  The Warrants . . . . . . . . . . . . . . . . . . . . . . 1
     1.3  Place and Date of Closing. . . . . . . . . . . . . . . . 1
     1.4  Delivery . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   Representations and Warranties of the Company . . . . . . . . 1

     2.1  Organization and Standing. . . . . . . . . . . . . . . . 1
     2.2  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . 2
     2.3  Capitalization . . . . . . . . . . . . . . . . . . . . . 2
     2.4  Authorization. . . . . . . . . . . . . . . . . . . . . . 2

3.   Representations and Warranties of Investors . . . . . . . . . 3

     3.1  Binding Obligation . . . . . . . . . . . . . . . . . . . 3
     3.2  Investment Experience. . . . . . . . . . . . . . . . . . 3
     3.3  Investment Intent. . . . . . . . . . . . . . . . . . . . 3
     3.4  Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . 3
     3.5  Discussions with Management. . . . . . . . . . . . . . . 3

4.   Conditions to Closing . . . . . . . . . . . . . . . . . . . . 3

     4.1  Conditions to Obligations of the Investors . . . . . . . 3
     4.2  Conditions to Obligations of the Company . . . . . . . . 4

5.   Subsequent Purchase By Hillman Medical Ventures . . . . . . . 4

6.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . 4

     6.1  Waivers and Amendments . . . . . . . . . . . . . . . . . 4
     6.2  Governing Law. . . . . . . . . . . . . . . . . . . . . . 5
     6.3  Survival . . . . . . . . . . . . . . . . . . . . . . . . 5
     6.4  Successors and Assigns . . . . . . . . . . . . . . . . . 5
     6.5  Entire Agreement . . . . . . . . . . . . . . . . . . . . 5
     6.6  Notices, etc.. . . . . . . . . . . . . . . . . . . . . . 5
     6.7  Payment of Fees and Expenses . . . . . . . . . . . . . . 5
     6.8  Counterparts . . . . . . . . . . . . . . . . . . . . . . 6

                              TABLE OF CONTENTS
                                 (CONTINUED)

EXHIBITS                                                      Page
                                                              ----
     A    Schedule of Investors
     B    Form of Convertible Promissory Note
     C    Form of Stock Purchase Warrant

                            SPECTRX, INC.
                 NOTE AND WARRANT PURCHASE AGREEMENT


     This Agreement is made as of November 6, 1995, among SpectRx, Inc., a Delaware corporation (the "Company"), with its principal office at 6025A Unity Drive, Norcross, Georgia 30071, and the investors set forth on the Schedule of Investors attached hereto as Exhibit A (the "Investors").

     1.   The Notes and the Warrants.

          1.1 The Notes. Each Investor severally agrees, on the terms and conditions specified in this Agreement, to lend to the Company the sum set forth in Column 1 of Exhibit A opposite such Investor's name (individually a "Loan" and collectively the "Loans") at the Closing (as defined below). Each Investor's loan shall be evidenced by a convertible promissory note (individually a "Note" and collectively the "Notes") dated as of the date of the Closing in the form of Exhibit B attached hereto.

          1.2 The Warrants. Each Investor severally agrees, on the terms and conditions specified in this Agreement, to purchase, for the warrant purchase price set forth in Column 2 of Exhibit A opposite such Investor's name, a warrant in the form of Exhibit C attached hereto (individually a "Warrant" and collectively the "Warrants") with an aggregate exercise price as set forth opposite such investor's name in Column 3 of Exhibit A.

          1.3 Place and Date of Closing. The closing of these transactions (the "Closing") will be held at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at 3:00 p.m. on November 6, 1995, or at such other time and place as the parties shall mutually agree (the "Closing Date"). At any time on or before the 120th day following the Closing, the Company may sell additional Notes and Warrants to the Investors or to other investors. Any such sales shall be made on the terms and conditions set forth in this Agreement, and any Notes and Warrants sold shall be deemed to be "Notes" and "Warrants" sold pursuant to this Agreement, and each such additional investor shall be deemed to be an "Investor" for all purposes under this Agreement.

          1.4 Delivery. At the Closing, the Company will deliver to each Investor a Note in the principal amount set forth opposite such Investor's name in Column 1 of Exhibit A, and a Warrant with an aggregate exercise price as set forth opposite such Investor's name in Column 3 of Exhibit A. At the Closing, each Investor shall deliver to the Company the amount of such Investor's loan and the amount of the warrant purchase price as set forth opposite such Investor's name in Columns 1 and 2, respectively, of Exhibit A by check or wire transfer.

     2.   Representations and Warranties of the Company.

          2.1 Organization and Standing. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business and is in good standing as a foreign corporation in Georgia. The Company has not qualified to do business as a foreign corporation in any other jurisdiction. The failure to be so qualified will not have a material adverse effect on the Company's business as now conducted.

          2.2 Subsidiaries. The Company does not presently control, directly or indirectly, or have an ownership interest in any other corporation, partnership, business trust, association or other business entity.

          2.3 Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 7,120,000 shares of Preferred Stock, of which 3,560,000 shares are designated as Series A Preferred Stock and 3,560,000 shares are designated Series A1 Preferred Stock. Immediately prior to the Closing, 1,973,500 shares of Common Stock and 3,103,784 shares of Series A Preferred Stock will be outstanding. All of the outstanding shares of Common Stock and Series A Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. Immediately prior to the Closing, there will be outstanding warrants to purchase 12,000 shares of the Company's Common Stock and 360,000 shares of Series A Preferred Stock. The Company has granted a right of first refusal to certain of the holders of Series A Preferred Stock pursuant to a Series A Preferred Stock Purchase Agreement dated February 5, 1993 (the "Series A Agreement"). The Company has 700,000 shares reserved for future issuance pursuant to the Company's 1995 Incentive Stock Option Plan. The Company has issued options to purchase 458,351 shares. There are no other preemptive or other outstanding rights, subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock or other securities of the Company. All of the outstanding shares of Common Stock and Series A Preferred Stock of the Company have been duly and validly issued in compliance with federal and state securities laws.

          2.4 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the sale and issuance of the Notes, Warrants, the equity securities into which the Notes and Warrants are convertible and exercisable (collectively the "Securities") and the performance of the Company's obligations under this Agreement, the Notes and the Warrants will be taken prior to the Closing. Each of this Agreement, the Notes and the Warrants is a valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditor's rights and to the availability of the remedy of specific performance. The execution and delivery of the Agreement, the Notes and the Warrants and the performance by the Company of its terms do not violate, conflict with or result in a material breach of (i) the Company's Certificate of Incorporation, as amended through the Closing Date;
(ii) the Company's Bylaws; (iii) any judgment, order or decree of any court or arbitrator to which the Company is a party; or (iv) any contract, undertaking, indenture or other agreement or instrument by which the Company is now bound or to which it is now a party. The Company is not subject to any judgment, order or decree of any court or arbitrator. Except for notices required or permitted to be filed with certain state and federal securities commissions, which notices the Company agrees to file on a timely basis, the execution, delivery and performance by the Company of this Agreement, the Notes and the Warrants in compliance with their respective provisions do not require any governmental consent or approval.

       3. Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of the Note and the Warrant, upon conversion of the Note and upon exercise of the Warrant as follows:

          3.1 Binding Obligation. Each of this Agreement, the Note and the Warrant is a valid, binding and enforceable obligation of the Investor, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditor's rights and to the availability of the remedy of specific performance.

          3.2 Investment Experience. The Investor is either an accredited investor within the meaning of Regulation D prescribed by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") or, by virtue of the Investor's experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, the Investor is capable of evaluating the merits and risks of the Investor's investment in the Company and has the capacity to protect the Investor's own interests.

          3.3 Investment Intent. The Investor is acquiring the Securities for investment for the Investor's own account and not with a view to, or for resale in connection with, any distribution thereof. The Investor understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

          3.4 Rule 144. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act, or unless an exemption from such registration is available. The Investor is aware of the provisions of Rules 144 and 144A promulgated under the Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

          3.5 Discussions with Management. The Investor has had an opportunity to discuss the Company's business, management, and financial affairs with the Company's management and to review the Company's facilities.

     4.   Conditions to Closing.

          4.1 Conditions to Obligations of the Investors. The Investor's obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Investors:

               (a) The representations and warranties made by the Company in
Section 2 shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the same date.

               (b) Except for the notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

               (c) At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Securities shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

               (d) All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transaction shall be reasonably satisfactory in substance and form to the Investors and the Investors shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          4.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Securities at the Closing is subject to the fulfillment to the Company's satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the
Company:

               (a) Except for the notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all consents, approvals, permits and waivers required in connection with the lawful sale and issuance of the Securities.

               (b) At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Securities shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

     5. Subsequent Purchase By Hillman Medical Ventures. Hillman Medical Ventures 1995 L.P., a Delaware limited partnership, an Investor hereunder, hereby covenants and agrees that, within five (5) days after the Company and Fibre Optics Medical Products, Inc. ("FOMP") have entered into an agreement pursuant to which the Company will purchase substantially all of the assets of FOMP, Hillman will grant an additional $250,000 Loan to the Company pursuant to the terms of this Agreement.

     6.   Miscellaneous.

          6.1 Waivers and Amendments. With the written consent of the record holders of more than 50% of the shares issuable upon exercise of the Warrants then outstanding, the obligations of the Company and the rights of the holders of the Securities under this Agreement, the Notes and the Warrants may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement the Notes and the Warrants; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of the shares issuable upon exercise of the Warrants which is required to consent to any waiver or supplemental agreement. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

          6.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

          6.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the Closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

          6.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          6.5 Entire Agreement. This Agreement (including the exhibits attached hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          6.6 Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to a Investor, at such Investor's address set forth in the Schedule of Investors, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Investor and each such other holder in writing.

          6.7 Payment of Fees and Expenses. The Company and each of the Investors shall each bear their own expenses incurred with respect to this transaction.

          6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

                         COMPANY:

                         SPECTRX, INC.


                         By:
                            -----------------------------------
                         Title:
                              ---------------------------------

                         INVESTORS:

                         HILLMAN MEDICAL VENTURES 1995 L.P.,
                          A DELAWARE LIMITED PARTNERSHIP

                         By:  Hillman/Dover Limited
                               Partnership, General Partner

                         By:  Wilmington Securities, Inc.,
                               Its Sole General Partner

                         By:
                            -----------------------------------
                         Title:
                              ---------------------------------

                         NORO-MOSELEY PARTNERS II, L.P.
                          A GEORGIA LIMITED PARTNERSHIP

                         By:  Moseley & Company, II,
                                General Partner

                         By:
                             ----------------------------------
                                Jack R. Kelly, Jr.

                           ---------------------------------------
                           Lawrence Phillips, M.D.

                           ---------------------------------------
                           Richard Bowe, M.D.


                           ---------------------------------------
                           Randolf Lindblad, M.D.


                           ---------------------------------------
                           Emory J. Ethridge


                           ---------------------------------------
                           Keith D. Ignotz


                           ---------------------------------------
                           David Marco


                           ---------------------------------------

                           POWERVISION, INC.


                           By:
                              ------------------------------------

                           Title:
                                 ---------------------------------


                           ---------------------------------------
                           Steven Davis


                           ---------------------------------------
                           Joseph Calabro


                           ---------------------------------------
                           Mark Miehle


                           ---------------------------------------
                           Rogers Badgett


SIGNATURE PAGE TO
NOTE AND WARRANT PURCHASE AGREEMENT
November 6, 1995

                           ---------------------------------------
                           John Imhoff, M.D.


                           ---------------------------------------
                           Dale Rorabaugh, M.D.


                           ---------------------------------------
                           William Collins, M.D.


                           ---------------------------------------
                           Charles M. Phillips


                           ---------------------------------------
                           Steve Maloof


                           Frank Maloof


SIGNATURE PAGE TO
NOTE AND WARRANT PURCHASE AGREEMENT
November 6, 1995

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS


                                                                                              Number of Shares
                                                                              Warrant         Purchasable
                  Name                                Note Amount         Purchase Price      Under Warrant
--------------------------------------                -------------       -------------       ----------------
 FIRST CLOSING

 Hillman Medical Ventures 1995 L.P.                   $250,000.00         $  5,000.00           75,000
 824 Market Street, Suite 900
 Wilmington, DE 19801
 Attn:  Darlene Clarke

 Noro-Moseley Partners II, L.P.                       $250,000.00         $  5,000.00           75,000
 4200 Northside Parkway, Bldg. 9
 Atlanta, GA 30327
 Attn:  Jack R. Kelly, Jr


                                                      -----------         -----------      -----------
 FIRST CLOSING TOTAL                                  $500,000.00         $ 10,000.00          150,000




 SECOND CLOSING

 Dr. Lawrence Phillips                                $ 11,275.00         $    225.00            3,383
 1799 Castleway Lane
 Atlanta, GA 30345

 Richard Bowe, M.D                                      25,000.00              500.00            7,500
 The Bowe Eye Center
 1818 South Union, Suite 2
 Tacoma, WA 98405

 Randolf Lindblad, M.D                                  25,000.00              500.00            7,500
 2622 Meridian Street, South
 Puyallup, WA 98373

 Emory J. Ethridge                                     100,000.00            2,000.00           30,000
 211 Mooney Road
 Fort Walton Beach, FL 32547

 Mr. Keith D. Ignotz                                    59,804.00            1,196.00           17,941
 3151 Willow Green Court
 Duluth, GA 30136

 David Marco                                            24,500.00              490.00            7,350
 Marco Technologies
 11825 Central Parkway
 Jacksonville, FL 32216

                                                                                              Number of Shares
                                                                              Warrant         Purchasable
                  Name                                Note Amount         Purchase Price      Under Warrant
--------------------------------------                -------------       -------------       ----------------
PowerVision, Inc.                                       50,000.00            1,000.00           15,000
Genesis Building
3rd Floor
Grand Cayman
Cayman Islands
British West Indies

Steven Davis                                            24,500.00              490.00            7,350
19 Ancient Oak Court
Marietta, GA 30076

Joseph Calabro                                         100,982.00            2,019.64           30,295
2631 South 15th Street
Philadelphia, PA 19145

Mark Miehle                                              5,000.00              100.00            1,500
Dicon
10373 Roselle Street, #4
San Diego, CA 92121

Rogers Badgett                                          50,000.00            1,000.00           15,000
1822 North Main
P.O. Drawer H
Madisonville, KY 42431-0600

Dr. John Imhoff                                        100,000.00            2,000.00           30,000
c/o Ms. Pam Watson
Cottage 441
Sea Island, GA 31561

Dr. Dale Rorabaugh                                      25,000.00              500.00            7,500
6580 Paseo Del Ias
Rancho Santa Fe, CA 92067

Dr. William Collins                                     25,000.00              500.00            7,500
266 Concord Drive
Pottstown, PA 19464

Charles M. Phillips                                     10,000.00              200.00            3,000
5866 Castle Lane
Norcross, GA 30093

Steve Maloof                                            50,000.00            1,000.00           15,000
2669 Mercedes Drive
Atlanta, GA 30345

                                                                                              Number of Shares
                                                                              Warrant         Purchasable
                  Name                                Note Amount         Purchase Price      Under Warrant
--------------------------------------                -------------       -------------       ----------------
 Frank Maloof                                             50,000.00            1,000.00           15,000
 2669 Mercedes Drive
 Atlanta, GA 30345

 William Chambers                                         50,000.00            1,000.00           15,000
 811 Fleming Street
 Mt. Pleasant, TX 75455

 Hillman Medical Ventures 1996, L.P.                      98,040.00            1,960.00           29,412
 824 Market Street, Suite 900
 Wilmington, DE 19801
 Attn:  Darlene Clarke

 Noro-Moseley Partners II, L.P.                           98,040.00            1,960.00           29,412
 4200 Northside Parkway, Bldg. 9
 Atlanta, GA 30327
 Attn:  Jack R. Kelly, Jr


                                                      =============       =============          =======
 SECOND CLOSING TOTAL                                 $  982,141.00       $   19,640.64          294,643
                                                      =============       =============          =======

 COMBINED TOTAL                                       $1,482,141.00       $   29,640.64          444,643

                              EXHIBIT B


THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


                            SPECTRX, INC.

              CONVERTIBLE SUBORDINATED PROMISSORY NOTE


                                               Palo Alto, California

                                                  November 6, 1995
     1.   Principal and Interest

          SPECTRX, INC. (the "Company"), a Delaware corporation, for value
received, hereby promises to pay to the order of     or holder ("Payee") in
lawful money of the United States at the address of Payee set forth below, the
principal amount of       , together with simple interest at the rate of ten
percent (10%) per annum.

          The principal of and accrued interest on this Note is due and payable thirty (30) days after written demand for such payment has been made by Payee, provided, however, that no such demand may be made prior to November 6, 1996. This Note may be prepaid without penalty, in whole or in part, at any time.

          Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

     2.   Subordination

          (a) "Senior Indebtedness" means the principal of and premium, if any, and interest on indebtedness of the Company for money borrowed from commercial banks, equipment lessors or other financial institutions under a secured or unsecured line of credit, term loan or equipment lease.

          (b) The Company agrees and the holder of each Note, by acceptance thereof, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, that, except as otherwise provided herein, upon (i) an event of default under any Senior Indebtedness, or (ii) any dissolution, winding up, or liquidation of the Company, whether or not in bankruptcy, insolvency or receivership proceedings, the Company shall not pay, and the holder of such Note shall not be entitled to receive, any amount in respect of the principal and interest of such Note unless and until the Senior Indebtedness shall have been paid or otherwise discharged. Upon (1) an event of default under any Senior Indebtedness, or (2) any dissolution, winding up or liquidation of the Company, any payment or distribution of assets of the Company, which the holder of this Note would be entitled to receive but for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the holder of this Note shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to the holders of Senior Indebtedness pursuant to this paragraph 2(b) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.

          (c) This Section 2 is not intended to impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the holder of this Note, the unconditional and absolute obligation of the Company to pay the principal of an interest on the Note or affect the relative rights of the holder of this Note and the other creditors of the Company, other than the holders of Senior Indebtedness. Nothing in this Note shall prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under the Note, subject to the rights, if any, of the holders of Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy.

     3.   Conversion.

          (a) The outstanding principal balance of this Note and all interest accrued and unpaid thereon shall be automatically converted upon the closing of the Company's next equity financing (the "Next Financing") involving the receipt by the Company of more than $5,000,000 (including amounts received on conversion of debt) into the securities issued in the next equity financing (the "Securities") at the purchase price paid for the Securities by the investors in the Next Financing; provided, however that if the closing of the Next Financing has not occurred by 5:00 p.m. Pacific Time on November 6, 1996, the outstanding principal balance of this Note and all interest accrued and unpaid thereon shall be, upon the election of the Payee, converted into shares of Common Stock of the Company at a conversion price of $1.00 per share.

          (b) Upon automatic conversion of this Note, the outstanding principal and accrued interest of the Notes shall be converted automatically without any further action by the holder and whether or not the Note is surrendered to the Company or its transfer agent. The Company shall not be obligated to issue certificates evidencing the shares of the securities issuable upon conversion unless such Notes are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to such holder of such Note, a certificate or certificates for the securities to which the holder shall be entitled and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of the Securities. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of closing of the transaction causing automatic conversion. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

     4. Attorneys Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by Payee.



                              SPECTRX, INC.


                              By:
                                 ------------------------------------

                              Title:
                                    ---------------------------------

                              EXHIBIT C



THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.


No.                          STOCK PURCHASE WARRANT
                     To Purchase Shares of Common Stock of
                                SPECTRX, INC.


     THIS CERTIFIES that, for value received, (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to November 6, 2000, but not thereafter, to subscribe for and purchase, from SPECTRX, INC. a Delaware corporation (the "Company"), _______________ shares of Common Stock. The purchase price per share shall be equal to twenty percent (20%) of the price per share of equity securities paid in the Company's next private offering of equity securities, the aggregate gross proceeds from which exceeds $5,000,000 (whether in one transaction or in a series of transactions). The purchase price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

     1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

     2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time before the close of business on November 6, 2000 by the surrender of this Warrant and the Subscription Form annexed hereto duly executed at the office of the Company, in Norcross, Georgia (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the purchase price of the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

     Certificates for shares purchased hereunder shall be delivered to the holder hereof within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

     The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the holder of this Warrant.

     4. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     5. No Rights as Shareholders. This Warrant does not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof.

     6. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.

     The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     7. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

     8. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

     9.   Early Termination and Dilution.

          (a) Merger, Sale of Assets, etc. If at any time the Company proposes to (i) effect a merger, reorganization or sale of substantially all of the assets of the Company in which the stockholders of the Company immediately prior to the transaction will hold less than 50% of the surviving entity (or its parent) immediately after the transaction, or (ii) effect a registered public offering of the Company's shares, then the Company shall give the holder of this Warrant thirty days notice of the proposed effective date of such transaction and if the Warrant has not been exercised by the effective date of such transaction it shall terminate.

          (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the purchase price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

          (c) Cash Distributions. No adjustment on account of cash dividends or interest on the Company's Common Stock or other securities purchasable hereunder will be made to the purchase price under this Warrant.

          (d) Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant.

     10.  Miscellaneous.

          (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of said state.

          (b) Restrictions. The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

          (c) Waivers and Amendments. With the consent of the Holders (as defined below) holding rights to purchase more than 50% of the shares issuable upon exercise of the then outstanding Warrants (as defined below), the obligations of the Company and the right of the Holders may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Warrants; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage which is required for consent to any waiver or supplemental agreement, without the consent of all of the Holders of the then outstanding Warrants. As used in this Section 10(c),
(i) the "Warrants" shall be the warrants issued pursuant to the Company's Note and Warrant Purchase Agreement of even date herewith, as amended before or after the date hereof, and (ii) the "Holders" shall be the record holders of the Warrants.

          (d) Investment Representation Statement. If requested by the Company, the Holder, upon exercise of this Warrant, agrees to execute an investment representation statement containing representations substantially similar to those set forth in Section 3 of the Company's Note and Warrant Purchase Agreement of even date herewith.

     IN WITNESS WHEREOF, SPECTRX, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  November 6, 1995

                              SPECTRX, INC.

                              By
                                 -----------------------------

                              Title
                                   ---------------------------

                         NOTICE OF EXERCISE


To:  SPECTRX, INC.



     (1) The undersigned hereby elects to purchase ____________ shares of Common Stock of SPECTRX, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) Please issue a certificate of certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                           --------------------------
                                     (Name)


                           -------------------------
                                   (Address)


     (3) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


         --------------------------         --------------------------------
                  (Date)                              (Signature)

                                ASSIGNMENT FORM

                   (To assign the foregoing warrant, execute
                  this form and supply required information.
                   Do not use this form to purchase shares.)


     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

-------------------------------------------------------------------
                           (Please Print)

whose address is
                 --------------------------------------------------
                           (Please Print)



------------------------------------------------------------------

                          Dated: ______________, 19__.

                         Holder's Signature:
                                             ---------------------

                           Holder's Address:
                                             ---------------------

                               -----------------

Signature Guaranteed:
                      --------------------------------------------


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.